                   MORGAN STANLEY EMERGING MARKETS FUND, INC.
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JULY 1, 2009 - DECEMBER 31, 2009

                                                                   AMOUNT OF     % OF     % OF
                                      OFFERING                       SHARES      OFFERING  FUNDS
    SECURITY      PURCHASE/  SIZE OF  PRICE OF   TOTAL AMOUNT      PURCHASED   PURCHASED  TOTAL
   PURCHASED     TRADE DATE OFFERING   SHARES    OF OFFERING        BY FUND     BY FUND  ASSETS       BROKERS        PURCHASED FROM
---------------- ---------- -------- --------- ---------------- -------------- --------- ------ ------------------- ----------------
   Sinopharm     09/16/09      --    HKD16.000        USD $1.1b         32,400     1.12%  0.03%    UBS Investment   UBS Securities
   Group Co.                                                                                        Bank, Morgan
                                                                                                      Stanley,
                                                                                                   Deutsche Bank,
                                                                                                    Citi, CICC,
                                                                                                       China
                                                                                                   International
                                                                                                      Capital
                                                                                                    Corporation
                                                                                                  Hong Securities
                                                                                                    Limited, UBS
                                                                                                   AG, Hong Kong
                                                                                                   Branch, Morgan
                                                                                                    Stanley Asia
                                                                                                      Limited,
                                                                                                     Citigroup
                                                                                                   Global Markets
                                                                                                   Asia Limited,
                                                                                                   Deutsche Bank
                                                                                                   AG, Hong Kong
                                                                                                   Branch, BOCOM
                                                                                                   International
                                                                                                     Securities
                                                                                                   Limited, China
                                                                                                     Merchants
                                                                                                  Securities (HK)
                                                                                                   Co., Limited,
                                                                                                       Daiwa
                                                                                                  Securities SMBC
                                                                                                     Hong Kong
                                                                                                   Limited, First
                                                                                                      Shanghai
                                                                                                     Securities
                                                                                                      Limited,
                                                                                                      Kingsway
                                                                                                     Financial
                                                                                                   Services Group
                                                                                                      Limited,
                                                                                                   Shenyin Wanguo
                                                                                                   Capital (H.K.)
                                                                                                      Limited

     China       09/25/09      --    HKD 3.900        USD $824m        124,000     1.12%  0.03%   Morgan Stanley,   Credit Suisse HK
   Resources                                                                                       Credit Suisse
     Cement

   Wynn Macau    09/30/09      --    HKD10.080       USD $1.63b        351,200     2.08%  0.19%   Morgan Stanley,   UBS Securities
      Ltd.                                                                                         J.P. Morgan,
                                                                                                  UBS Investment
                                                                                                    Bank, BofA
                                                                                                  Merrill Lynch,
                                                                                                  Deutsche Bank,
                                                                                                  ABN-AMRO, BNP
                                                                                                  PARIBAS, CLSA,
                                                                                                  Guocco Capital
                                                                                                     Limited

     China       12/04/09      --    HKD 8.160   $2,142,860,000        342,000     0.01%  0.14%   Morgan Stanley,   UBS Securities
 Longyuan Power                                                                                   UBS Investment
                                                                                                       Bank

 China Pacific   12/17/09      --    HKD28.000     $861,300,000        334,000     0.03%  0.47%    UBS Investment   UBS Securities
   Insurance                                                                                        Bank, Credit
                                                                                                   Suisse, CICC,
                                                                                                   Goldman Sachs